Exhibit 99.1

press release        corescientific.com

Core Scientific to Provide Approximately 200 MW of Infrastructure to Host CoreWeave’s High-Performance Computing Services, Capturing Significant AI Compute Opportunity

Transforms and Expands Core Scientific’s Hosting Business and Earnings Power While Maintaining Bitcoin Mining Capacity and Growth Potential

Long-Term Hosting Agreements Expected to Generate Total Cumulative Revenue for Core Scientific of More Than $3.5 Billion During Initial 12-Year Contract Terms

Positions Core Scientific as a Leading Player in the AI Data Center Space

AUSTIN, TX– June 4, 2024 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), one of the largest owners and operators of high-powered digital infrastructure for bitcoin mining and hosting services in North America, today announced the signing of a series of 12-year contracts with CoreWeave, the AI Hyperscaler.

Under the terms of the agreements, Core Scientific will deliver approximately 200 megawatts (“MW”) of infrastructure to host CoreWeave’s high-performance compute (“HPC”) operations. Core Scientific will modify multiple existing, owned sites to host CoreWeave’s NVIDIA GPUs. The site modifications are expected to commence early in the second half of 2024 and achieve operational status in the first half of 2025.

“Our new contracts with CoreWeave position us to transform our hosting business and our earnings power by capturing exciting growth opportunities in AI compute, one of today’s most dynamic technology segments, while also maintaining our strong bitcoin mining franchise,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “As demand for ready, high-power sites continues to outpace supply, we believe Core Scientific is well positioned to meet customer needs with a much shorter time to power than greenfield data center projects. Our expanding relationship with CoreWeave creates a pathway for Core Scientific to diversify our business model and balance our portfolio between bitcoin mining and alternative compute hosting, positioning us to maximize cash flow and minimize risk while maintaining our significant exposure to bitcoin’s upside potential.”

“The agreements announced today also provide CoreWeave with options over the next 60 to 90 days to further expand its hosting footprint with Core Scientific at additional select sites, and we are continuing discussions with other potential clients regarding additional HPC hosting contracts to capitalize on our significant pipeline of powered real estate. We are capitalizing on one of the largest high-power digital infrastructure portfolios that we will continually seek to expand to deliver significant, resilient and sustainable value for our shareholders,” Mr. Sullivan added.

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Per the agreements, all capital investments required to modify Core Scientific’s existing infrastructure into cutting-edge, application-specific data centers customized for dense HPC will be funded by CoreWeave. An estimated $300 million of the capital investments associated with Core Scientific-owned infrastructure will be credited against hosting payments at no more than 50% of monthly fees until fully repaid. The agreements with CoreWeave provide opportunities for two renewal terms of five years each. The agreements also provide optionality for further expansion with meaningful additional megawatts at other Core Scientific sites, potentially ranking Core Scientific as one of the largest data center operators in the United States.

Core Scientific’s agreements with CoreWeave complement its current business model with the addition of an expected stable, recurring, long-term and high margin revenue stream. Moving forward, the new HPC hosting contracts will increase Core Scientific’s exposure to contracted, dollar-denominated revenue. Once the approximately 200 MW of HPC infrastructure is operational, the project is estimated to generate total cumulative revenue for Core Scientific of over $3.5 billion during the initial 12-year terms of the contracts.1 Estimated average annual revenue from the contracts is expected to be approximately $290 million. From revenue to gross margin, this is expected to enhance earnings power and drive shareholder value.

From 2019 to 2022, Core Scientific hosted thousands of CoreWeave’s GPUs in its data centers. In March of 2024, Core Scientific and CoreWeave entered a contract for HPC hosting at Core Scientific’s new Austin data center, with Core Scientific delivering 16 MW of capacity more than 30 days ahead of schedule.

With its total of 1.2 gigawatts of contracted power, Core Scientific is able to deliver nearly 500 MW of HPC power to be used for alternative compute workloads based on geographic proximity to major cities and fiber lines.2

In connection with this expansion of Core Scientific’s HPC hosting strategy, Core Scientific intends to redeploy certain of its bitcoin mining capacity from designated HPC sites to other of its dedicated bitcoin mining sites to support business continuity and growth.

Advisors

Moelis & Company LLC is acting as financial advisor to Core Scientific. Sidley Austin LLP is acting as legal advisor to Core Scientific.

1 Represents total cumulative revenue over all 12-year contract periods, before prepaid build out costs.
2 500 MW of HPC power represents 700 MW of gross contracted power.
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About Core Scientific

Core Scientific is one of the largest owners and operators of high-powered digital infrastructure for bitcoin mining and hosting services in North America. Transforming energy into high value compute with superior efficiency at scale, we employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “opportunity,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “potential,” “hope” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited, statements regarding potential benefits of or expectations regarding the strategic relationship, agreements and contemplated transactions with CoreWeave, impacts on the Company’s financial and operating results, completion and timing of certain events, impacts on the Company’s trading multiple and ability to deliver shareholder value, the Company’s intention and ability to capitalize on additional or related opportunities, and the Company’s plans, objectives, expectations and intentions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, unanticipated difficulties or expenditures relating to the strategic relationship, agreements and contemplated transactions with CoreWeave; the possibility that the anticipated financial and operational benefits of the strategic relationship, agreements and contemplated transactions and additional opportunities are not realized when expected or at all; disruptions of current plans and operations caused by the announcement and execution of the strategic relationship, agreements and contemplated transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business, regulatory or employee relationships, including those resulting from the announcement or execution of the strategic relationship, agreements and contemplated transactions; unexpected risks or the materialization of risks that are greater than anticipated; occurrence of any event, change or other circumstance that could give rise to the termination of the contracts with CoreWeave; delays in required approvals; the availability of government incentives; and legal proceedings, judgments or settlements in connection with the strategic relationship, agreements and contemplated transactions, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current
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expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the Securities and Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. For further information regarding the Company’s definition of, and additional information related to, non-GAAP financial measures, see “Key Business Metrics and Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

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Contacts

Core Scientific

Investors:
ir@corescientific.com

Media:
press@corescientific.com

Joseph Sala / Mahmoud Siddig
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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